UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 19, 2005

OUTBACK STEAKHOUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 21, 2005, Outback Steakhouse, Inc. (“the Company”) issued a press release reporting its financial results for the second quarter of fiscal year 2005, which ended June 30, 2005. A copy of the release is attached as Exhibit 99.1.

The information furnished under this Item 2.02, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Item 2.06	Material Impairments

On July 19, 2005, the Company concluded that an impairment charge of $7,581,000 was required related to certain non-restaurant related assets.

In January 2001, the Company entered into a ten-year licensing agreement with an entity owned by minority interest owners of certain non-restaurant operations. The licensing agreement transferred the right and license to use certain assets of these non-restaurant operations. As of July 19, 2005, the Company began renegotiating the terms of this licensing agreement, and as a result, the Company assessed the recoverability of the carrying value of the associated deferred license fee and determined that an impairment charge was necessary.

Thus, in the Company’s second fiscal quarter, a $7,581,000 pretax charge has been recorded against the deferred license fee to reflect management’s best estimate of its current net realizable value as of June 30, 2005.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits
Exhibit No.

99.1	Outback Steakhouse, Inc. press release dated July 21, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBACK STEAKHOUSE, INC.
(Registrant)

Date: July 22, 2005	By:	/s/ A. William Allen, III
A. William Allen, III
Chief Executive Officer